News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2014 Fourth Quarter and
Full Year Results

•   Fourth Quarter GAAP Net Income of $163,000
•   Cash at $7.2 million at April 30, 2014

IRVING, Texas – June 17, 2014 – Daegis Inc. (NASDAQ: DAEG), a global archiving, eDiscovery and software development and migration tools company, today announced financial results for its fiscal 2014 fourth quarter and full year ended April 30, 2014.

Fourth Quarter Fiscal 2014 Financial Highlights

  Fourth quarter total revenue of $7.4 million, compared to $9.8 million year over year.
  Fourth quarter GAAP net income of $163,000 or $0.01 per share, compared to GAAP net income of $188,000 or $0.01 per share for the same period last year.
  Fourth quarter Adjusted EBITDA of $1.6 million, compared to $1.5 million last year and up sequentially from $1.0 million in the third quarter. (1)
  Non-GAAP net income of $1.1 million or $0.07 per share, compared to $610,000 or $0.03 per share last year. (1)
  Cash at April 30, 2014 was $7.2 million, compared to $5.5 million at April 30, 2013.
  Total debt outstanding at April 30, 2014 was $15.0 million, a decrease of $2.7 million from April 30, 2013.

Full Year Fiscal 2014 Financial Highlights

  Total revenue of $31.0 million, compared to $40.2 million last year.
  GAAP net loss of $1.6 million or $0.10 per share, compared to GAAP net income of $532,000 or $0.01 per share in the prior year.
  Adjusted EBITDA of $4.3 million, compared to $6.5 million last year. (1)
  Non-GAAP net income of $1.7 million or $0.10 per share, compared to Non-GAAP net income of $3.2 million or $0.19 per share last year. (1)

Commenting on the results, Daegis Inc. Chief Executive Officer Tim Bacci said, “Daegis accomplished several key objectives in fiscal 2014 to advance its long-term strategy. We successfully aligned archive and eDiscovery into a cohesive, complete solution for information governance and eDiscovery, and launched our new mobile enterprise development solution, TD Mobile. We made decisions to increase the operational efficiency of our business which significantly improved the health of our financials in the fourth quarter. We are excited about our product offerings and opportunities and remain confident that we’ll demonstrate growth in the second half of calendar 2014.”

Fourth Quarter and Full Year 2014 Comparative Financial Summary

$ In Millions, except per share and % data	Q4 FY2014	Q4 FY2013	% or $ Change(2)	FY 2014	FY 2013	% or $ Change(2)
Total Revenue	$7.4	$9.8	($2.4)	$31.0	$40.2	($9.2)
Total Archive and Discovery Revenue	$4.4	$6.6	($2.2)	$19.3	$26.1	($6.8)
Total Database and Migration Revenue	$3.0	$3.2	($0.2)	$11.6	$14.1	($2.4)
GAAP Net Income (Loss)	$0.2	$0.2	$0.0	($1.6)	$0.5	($2.1)
GAAP Net Income (Loss) Per Share – Diluted	$0.01	$0.01	$0.00	($0.10)	$0.01	($0.11)
Adjusted EBITDA(1)	$1.6	$1.5	$0.1	$4.3	$6.5	($2.2)
Adjusted EBITDA Margin(1)	22%	16%	6%	14%	16%	(2%)
Non-GAAP Net Income (Loss) (1)	$1.1	$0.6	$0.5	$1.7	$3.2	($1.6)
Non-GAAP Net Income (Loss) Per Share - Diluted(1)	$0.07	$0.03	$0.04	$0.10	$0.19	($0.09)
(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non- GAAP net income.
(2)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call
Management will host a conference call June 17, 2014, at 4:00 p.m. CT (5:00 p.m. ET) to review the financial results. The call can be accessed by dialing (888) 505-4375 or (719) 325-2281 for international callers. Additionally, the conference call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through June 27, 2014 by dialing (888) 203-1112 or (719) 457-0820 for international callers and using the following passcode: 8990389#.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global archiving, eDiscovery and software development tools company. Daegis delivers leading-edge archive and eDiscovery software through Daegis Edge, an end-to-end platform for managing the eDiscovery life cycle, Daegis Acumen technology assisted review and Daegis AXS-One enterprise information archiving. Daegis also offers specialized services including data collection, analytics consulting, project management and managed document review. The Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools for mobile and web application development, databases and application migration software. Visit our websites to learn more.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis
Deb Thornton
(916) 218-4779
dthornton@daegis.com

# # #

DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	April 30,
	2014	2013
ASSETS
Current assets:
Cash	$7,178	$5,459
Accounts receivable, net	6,657	10,594
Prepaid expenses	617	754
Other current assets	358	449
Assets held for sale	—	926
Total current assets	14,810	18,182

Property and equipment, net	1,053	1,934
Goodwill	11,706	11,706
Intangibles, net	5,614	7,152
Other assets	470	733
Total assets	$33,653	$39,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$308	$243
Current portion of long-term debt	3,123	2,519
Accrued compensation and related expenses	1,185	2,697
Other accrued liabilities	971	863
Deferred revenue	8,590	8,449
Liabilities held for sale	—	526
Total current liabilities	14,177	15,297

Long-term debt, net of current portion	11,848	15,170
Deferred tax liabilities, net	1,032	923
Common stock warrant liability	276	204
Other long-term liabilities	1,095	1,429
Total liabilities	28,428	33,023

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	2
Common stock	17	15
Additional paid-in capital	100,152	100,053
Accumulated other comprehensive income	280	280
Accumulated deficit	(95,224)	(93,666)
Total stockholders’ equity	5,225	6,684
Total liabilities and stockholders’ equity	$33,653	$39,707

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
Revenues:
Archive and eDiscovery	$4,384	$6,598	$19,320	$26,126
Database and migration	2,986	3,172	11,638	14,067
Total revenues	7,370	9,770	30,958	40,193

Operating expenses:
Direct costs of Archive and eDiscovery revenue	1,618	2,188	7,929	10,091
Direct costs of database and migration revenue	524	775	1,881	3,027
Product development	1,215	2,067	5,898	7,478
Selling, general and administrative	3,507	3,978	15,080	18,282
Sale of intangible trade name	—	—	—	(1,000)
Total operating expenses	6,864	9,008	30,788	37,878
Income from operations	506	762	170	2,315

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	(21)	62	(72)	365
Interest expense	(293)	(383)	(1,332)	(1,632)
Other, net	60	(145)	9	(234)
Total other income (expense)	(254)	(466)	(1,395)	(1,501)

Income (loss) before income taxes	252	296	(1,225)	814
Provision for income taxes	89	108	333	282
Net income (loss)	$163	$188	$(1,558)	$532

Income (loss) per share:
Basic	$0.01	$0.01	$(0.10)	$0.01
Diluted	$0.01	$0.01	$(0.10)	$0.01

Weighted-average shares used in computing income (loss) per share:
Basic	16,384	14,718	16,110	14,718
Diluted	16,386	14,736	16,110	14,728

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
GAAP income (loss) from operations	$506	$762	$170	$2,315

Amortization of intangible assets	384	384	1,538	1,538
Stock based compensation expenses	34	100	165	593
Depreciation	207	281	947	1,123
Charges related to alignment of business units(1)	485	-	1,451	935
Total adjustments to GAAP income from operations	1,110	765	4,101	4,189

Adjusted EBITDA	$1,616	$1,527	$4,271	$6,504

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$163	$188	$(1,558)	$532

Amortization of intangible assets	384	384	1,538	1,538
Stock based compensation expenses	34	100	165	593

(Gain) loss from change in fair value of common stock warrant liability	21	(62)	72	(365)
Charges related to alignment of business units(1)	485	-	1,451	935
Total adjustments to GAAP net income (loss)	924	422	3,226	2,701

Non-GAAP net income	$1,087	$610	$1,668	$3,233

Non-GAAP diluted income per share	$0.07	$0.03	$0.10	$0.19

Weighted average shares used in computing income per share:
Dilutive	16,386	14,736	16,110	14,728

(1) Prior year alignment costs have been reported to conform with the current year presentation.

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.